[GRAPHIC OMITTED]  COMMERCIAL PROPOSAL 290/2000




Dates: July 07, 2.000.

To:   Pirelli Cabos S/A

Att:  Mr. Jorge A. Firpo                              Phone: (021-11) 4998-487
      Director of Supply                              Fax  : (021-11l) 4998-4727

From: Nivaldo Seixas                                  Phone: (021-19) 789 4209
      Commercial Commercial Manager                   Fax  : (021-19) 789 4204


CONDITIONS OF SUPPLY - OPTICAL FIBERS

1.  SUPPLY

1.1 Product: Monomodo Acrylate Optical fiber.

1.2 Quantity: 120.000 km of Optical Fiber.

1.3 Delivery Dates: July 2000 to June 2001.

1.4 Schedule of deliveries for the 3rd quarter of 2000:

 LOT       DATES        CONTRACT-AMOUNT(KM)     AVAILABILITY "SPOT" AMOUNT(KM)
-----  ---------------  -------------------     ------------------------------

  1    July 2000               10.000                       5.000

  2    August 2000             10.000                       5.000

  3    September 2000          10.000                       5.000


1.5 Product Specification

1.5.1 Attenuation: @1310nm \060= 0,344 dB/km and @1550nm \060= 0,214 dB/km.

1.5.2 Length: Minimum of 12.600m, with multiples of 2.100m, up to 50.400m.

1.5.3 Complementary Specifications: According to Pirelli specifications and Xtal " DMKV007-00 ".

1.6 Packaging: The reels and the protecting layers are returned to Xtal in usable conditions, as per invoice.

1.7 Delivery Term: Pirelli Factory.


2.  SUPPLY CONDITIONS

2.1 Price:

2.1.1 Net price of the Optical Fiber, without Taxes:

      a) Contract: US$ 39.00 / km (thirty nine dollars per kilometer).

      b) "Spot" Sales: US$ 45.00 / km (forty five dollars per kilometer) as of July 07, 2.000.

2.1.2 The price and the amount will be renegotiated for each following quarter, until the 10 (tenth) of the antecedent month to the beginning of each quarter.

2.1.3 Payment: In US$ paid under Brazilian Commercial terms will be used, published in the Newspaper Gazeta Mercantil on the day of payment.

2.1.4 Terms: Payment to 07 working days, without incurring any taxes.


3.  INCIDENTS TAXES

3.1 ICMS Tax will be included in the State where the product is sold.

3.2 15% IPI aliquot to remain outstanding.


4.  LATE PAYMENTS

    There will be charged 2%(two percent) penalty, increasing 2,5% (two and half percent) late charge fee, on the amount or in the event delay is not attributed to Xtal Fibras Opticas S/A.


5.  COMMITMENT OF PURCHASE AND SALE

    The purchase and the delivery of 100% (a hundred percent) of each scheduled lot is confirmed automatically.


6.  PRODUCT GUARANTEE

    Xtal Fibras Opticas S/A will substitute any part of the product with another at no extra cost to the buyer, so long as buyer requests this change 10
    (ten) days prior to shipment, the warranty period for the product shall be 06 (six) months from shipment date.


7.  REGULATION / STATUTORY / REQUISITS

    Pirelli should inform Xtal of any restructions imposed by the amount due to Statutory/ Requisits/ Regulations..


8.  PROPOSAL VALIDITY

    This proposal is valid been until July 12, 2000.


9.  PROPOSAL APPROVAL



----------------------   -----------------------------  ------------------------
Rafael B. Gandara        Celso Arantes Simoes           Antonio Carlos de Campos
Manager Adm. Financier   Director of Marketing & Sales  Managing Superintendent



10. ACCEPTANCE OF THE PROPOSAL - PIRELLI CABLES S/A

    Santo Andre, SP, _____ of July 2000.



----------------------------                     ----------------------------
  Jose Francisco Goncalves                                Jorge Firpo
    Manager of Supplies                              Director of Supplies